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             SECURITIES AND EXCHANGE COMMISSION
                   Washington D.C.  20549


                          FORM 8-K



                       CURRENT REPORT



           PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) June 18, 1996


                 UNITED WASTE SYSTEMS, INC.
   (Exact name of Registrant as specified in its charter)




    Delaware    	    0-20868    	    13-3532338
(State of other	  (Commission file	  (IRS Employer
jurisdiction of	   number)			        Identification No.)
incorporation)


     Four Greenwich Office Park, Greenwich, CT         06830
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code (203)622-3131

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Item 5.	Other Events

United Waste Systems, Inc. (the "Company") has effected a two-for-one stock split in form of a 100% stock dividend. Such stock split was effected by the distribution on June 18, 1996, of a dividend of one share of the Company's Common Stock in respect of each share of Common Stock that was outstanding as of June 7, 1996, the record date established for such distribution. Pursuant to Rule 416 under the Securities Act of 1933, the number of shares covered by each of the Company's registration statements identified in the table below has been increased to reflect such two-for one stock split. The table below shows which respect to certain effective registration statements of the Company (i) the original number of shares of Common Stock covered by such registration statement and (ii) the increased number covered as a result of the aforementioned two-for-one stock split.


						                                         Increased Number
Registration Statement     Original Number     of Shares Covered
No.	of Shares              of Shares Covered   Due to Stock Split

333-04294				               71,084		                142,168
 33-98794				            2,124,633			             4,249,266
333-01890				               30,622			                61,244
 33-80403				              104,505			               209,010
 33-98146				            1,218,573			             2,437,146
 33-95662				               90,969			               181,938
 33-91370				              244,131			               488,262
 33-90262				              266,952			               533,904
 33-62420				            3,773,856			             7,547,712
 33-74676				              984,947			             1,969,894

Certain of such registration statements may provide certain information as of specified dates concerning the number of shares of Common Stock held by certain persons or entities and/or the number of shares of Common Stock that such persons or entities may sell pursuant to such registration statement. In order to calculate such share information on a pro forma basis retroactively giving effect to the aforementioned two-for-one stock split, the indicated share number should be multiplied by two.

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                          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 27th day of June, 1996.

		UNITED WASTE SYSTEMS, INC.



		By	/s/ Michael J. Nolan
					Michael J. Nolan
					Chief Financial Officer